UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017

THE J. M. SMUCKER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Strawberry Lane
Orrville, Ohio	44667-0280
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2017, The J. M. Smucker Company (the “Company”) closed its offering of $300 million aggregate principal amount of 2.200% Notes due 2019 (the “2019 Notes”) and $500 million aggregate principal amount of 3.375% Notes due 2027 (the “2027 Notes” and, together with the 2019 Notes, the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I annexed thereto (collectively, the “Underwriters”).

In connection with the closing, on December 7, 2017, the Company issued and sold to the Underwriters the Notes pursuant to the Underwriting Agreement.

The Notes are governed by the Indenture, dated as of March 20, 2015 (the “Base Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of December 7, 2017, by and between the Company and the Trustee (the “Second Supplemental Indenture”). The Base Indenture and the Second Supplemental Indenture are referred to herein collectively as the “Indenture.”

Interest on the 2019 Notes will accrue from December 7, 2017 and will be payable semiannually in arrears on June 6 and December 6 of each year, beginning June 6, 2018, at a rate of 2.200% per year. The 2019 Notes mature on December 6, 2019.

Interest on the 2027 Notes will accrue from December 7, 2017 and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning June 15, 2018, at a rate of 3.375% per year. The 2027 Notes mature on December 15, 2027.

The Indenture contains certain restrictions, including a limitation that restricts the Company’s ability, and the ability of certain of its subsidiaries, to incur certain debt for borrowed money secured by liens and to engage in certain sale and leaseback transactions. The Indenture also restricts the ability of the Company, and the ability of certain of its subsidiaries, to sell all or substantially all of their assets or merge or consolidate with or into other companies, and requires the Company to offer to repurchase the Notes upon certain change of control events.

The foregoing description of the material terms of the Second Supplemental Indenture is qualified in its entirety by reference to the Second Supplemental Indenture which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 7, 2017, the Company repaid in full all amounts outstanding under the Term Loan Credit Agreement, dated as of March 2, 2015, among the Company, as borrower, the lenders party thereto, and Bank of America, N.A., as administrative agent (the “Term Loan”) and terminated such agreement. Immediately prior to such repayment, $400 million of aggregate principal amount of loans were outstanding under the Term Loan. The Term Loan was due March 23, 2020. The Company did not pay any premiums or penalties in connection with its voluntary prepayment and termination of the Term Loan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit

4.1	Second Supplemental Indenture, dated as of December 7, 2017, between the Company and U.S. Bank National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: December 8, 2017

	By:	/s/ Mark R. Belgya
Mark R. Belgya
Vice Chair and Chief Financial Officer

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